John B. Dicus, Chairman, President & CEO Michel’ Philipp Cole, ABC Morris J. Huey, II Jeffrey M. Johnson Michael T. McCoy, M.D. James G. Morris Carlton A. Ricketts Jeffrey R. Thompson Board of Directors

Management John B. Dicus, Chairman, President & CEO Anthony S. Barry, Chief Corporate Services Officer Natalie G. Haag, General Counsel & Corporate Secretary Rick C. Jackson, Chief Lending Officer Robert D. Kobbeman, Chief Commercial Banking Officer William J. Skrobacz, Jr., Chief Retail Operations Officer Kent G. Townsend, Chief Financial Officer

Safe Harbor Disclosure Except for the historical information contained in this presentation, the matters discussed herein may be deemed to be "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements about our beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions. The words "may," "could," "should," "would," "will," "believe," "anticipate," "estimate," "expect," "intend," "plan," and similar expressions are intended to identify forward-looking statements. Forward- looking statements involve risks and uncertainties, including: changes in policies or the application or interpretation of laws and regulations by regulatory agencies and tax authorities; other governmental initiatives affecting the financial services industry; changes in accounting principles, policies or guidelines; fluctuations in interest rates and the effects of inflation or a potential recession, whether caused by Federal Reserve action or otherwise; the impact of bank failures or adverse developments at other banks and related negative press about the banking industry in general on investor or depositor sentiment; demand for loans in Capitol Federal Financial, Inc. and its correspondent banks’ market areas; the future earnings and capital levels of Capitol Federal Savings Bank, which would affect the ability of Capitol Federal Financial, Inc. to pay dividends in accordance with its dividend policies; competition; and other risks detailed from time to time in documents filed or furnished by Capitol Federal Financial, Inc. with the Securities and Exchange Commission (“SEC”). Actual results may differ materially from those currently expected. These forward-looking statements represent Capitol Federal Financial, Inc.’s judgment as of the date of this presentation. Capitol Federal Financial, Inc. disclaims, however, any intent or obligation to update these forward-looking statements.

Selected Balance Sheet Data September 30, 2023 2022 (in thousands) Total Assets $ 10,177,461 $ 9,624,897 Total Loans $ 7,970,949 $ 7,464,208 Total Deposits $ 6,051,220 $ 6,194,866 Total Borrowings $ 2,879,125 $ 2,132,154 Total Stockholders' Equity $ 1,044,054 $ 1,096,499

Strategic Securities Transaction • In October 2023, the Company initiated a strategic securities transaction (“securities strategy”) by selling $1.30 billion of securities representing 94% of the portfolio. • Of the cash received from the sale, $500.0 million was used to reduce borrowings costing 4.70%, $632.0 million was reinvested in securities yielding 5.75%, and the remaining cash is held at the Federal Reserve Bank (“FRB”) earning 5.40%. • The securities strategy reduced total assets to under $10.00 billion at December 31, 2023 and is expected to increase our net interest margin by 60 basis points in fiscal year 2024. • The Company recognized an impairment loss of $145.5 million, after tax, in fiscal year 2023. An additional $10.0 million after tax loss was recorded in 2024 as the securities were sold in October 2023.

Financial Performance FY 2023 Excluding Securities Actual Strategy (GAAP) (Non-GAAP) Net Income (in thousands) $(101,659) $43,963 Earnings Per Share (basic & diluted) $(0.76) $0.33 Net Interest Margin 1.43% Return on Average Assets (0.93%) 0.40% Return on Average Equity (9.48%) 4.10%

Financial Performance FY 2023 Excluding Securities Actual Strategy (GAAP) (Non-GAAP) Efficiency Ratio (626.63%) 65.31% Operating Expense Ratio 1.04% Non-performing Assets to Total Assets 0.09% Equity to Total Assets 10.26%

Calendar Year 2023 Dividends Regular quarterly dividends* $ 45,271,508 True Blue Capitol dividend (June) — True-up dividend (December) — Total cash dividends paid in 2023 $ 45,271,508 *Paid in February, May, August, and November.

Calendar Year 2023 Share Repurchases Number of shares repurchased 950,594 Average price per share $ 5.26 Total amount repurchased $ 4,992,783

(in m ill io ns ) $1,858.7 $1,908.8 $415.5 $420.4 $949.3 $994.5 $493.9 $493.9 2022 2023 $0.0 $400.0 $800.0 $1,200.0 $1,600.0 $2,000.0 $2,400.0 Cumulative Cash Returned to Stockholders Stockholder Dividends $10.64/sh per share Share Repurchases 37,412,197 shares Avg. price of $11.24 * * True Blue® Dividends † † † Dividends from earnings *

Payment of Dividends • CFFN declared a regular quarterly dividend of $0.085 per share on January 23, 2024. • For fiscal year 2024, it is the intent of our Board and management to pay out the regular quarterly cash dividend of $0.085 per share, totaling $0.34 per share for the year. • To the extent that earnings in fiscal year 2024 exceed $0.34 per share, the Board will consider the payment of additional dividends.

Long-Term Strategy • Single-Family Portfolio Lender • Deposit Services • Commercial Banking • Excellent Asset Quality • Strong Cost Controls • Strong Capital Position • Stockholder Value • Interest Rate Risk Management

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Financial Performance FY 2023 Non-GAAP Reconciliation For the Year Ended September 30, 2023 Excluding Securities Actual Securities Strategy (GAAP) Strategy (Non-GAAP) Net Income (in thousands) $(101,659) $(145,622) $43,963 Earnings Per Share (basic & diluted) $(0.76) $(1.09) $0.33 Return on Average Assets (0.93%) (1.33%) 0.40% Return on Average Equity (9.48%) (13.58%) 4.10% Efficiency Ratio (626.63%) (691.94%) 65.31%